SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2014

TRIMBLE NAVIGATION LIMITED

(Exact Name of Registrant as Specified in Charter)

California	001-14845	94-2802192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 19, 2014, Trimble Navigation Limited (“Trimble”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Trimble agreed to issue and sell to the Underwriters $400 million aggregate principal amount of 4.750% Senior Notes due 2024 (the “Notes”). The Notes will be issued pursuant to a Supplemental Indenture (the “Supplemental Indenture”), to be entered into on or about November 24, 2014, between Trimble and U.S. Bank National Association, as trustee (the “Trustee”) to the Indenture, dated October 30, 2014, by and between Trimble and the Trustee (the “Base Indenture”, and together with the Supplemental Indenture, the “Indenture”).

The Notes will mature on December 1, 2024 and accrue interest at a rate of 4.750% per annum, payable semiannually in arrears in cash on December 1 and June 1 of each year, beginning June 1, 2015.

The Notes are being offered and sold pursuant to Trimble’s shelf-registration statement on Form S-3 (Registration No. 333-199716) under the Securities Act of 1933, as amended. Trimble has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated November 19, 2014, together with the accompanying prospectus, dated October 30, 2014, relating to the offer and sale of the Notes.

A copy of the Underwriting Agreement is hereby incorporated by reference and attached to this Current Report on Form 8-K as Exhibit 1.1.

For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, filed herewith.

The Underwriting Agreement contains representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other party or other parties to the Underwriting Agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Trimble acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about Trimble may be found elsewhere in this Form 8-K and Trimble’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 8.01.	Other Events.

In a press release issued on November 19, 2014, Trimble Navigation Limited announced that it priced $400 million of 4.750% Senior Notes due 2024 in an underwritten, registered public offering. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 19, 2014, by and among Trimble and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

99.1	Press release, dated November 19, 2014, of Trimble Navigation Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED,
a California corporation

By:	/s/ Steven W. Berglund
Name:	Steven W. Berglund
Title:	President and Chief Executive Officer and Director

Date: November 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 19, 2014, by and among Trimble and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

99.1	Press release, dated November 19, 2014, of Trimble Navigation Limited.